UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

Alliance BioEnergy Plus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2015, AMG Energy Group, LLC (“AMG”) (a 51%-owned affiliate of Alliance BioEnergy Plus, Inc. (the “Company”)) entered into a series of agreements with various entities to the sublicense (the “Sublicense”) of its cellulose to sugar process technology (“CTS”) in South Africa (including Lesotho, Swaziland and Botswana, the “Territory”) to Carbolosic Energy SA PTY LTD (“Carbolosic SA”) and to provide for the development of one or more processing plants in the Territory. (for details see Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 18, 2015).

Under the terms of the License Agreement, Carbolosic SA agreed to pay AMG a License Fee of US$25,000,000 (“License Fee”), which was required to be paid or guaranteed prior to November 14, 2015. Prior to November 14, 2015, Carbolosic SA requested an extension of the requirement with respect to payment or guarantee of the License Fee to March 1, 2016 due to certain economic conditions in South Africa which have resulted in a decline in the value of the Rand and fears in South Africa that the US Federal Reserve will cause US interest rates to be raised in December. Since payment of the License Fee is contingent upon completion of the Company’s engineering with respect to the licensed technology, the Company agreed to the extension with respect to payment or guarantee of the License Fee to March 1, 2016. The Company’s work on the engineering related to the licensed technology is ongoing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Daniel de Liege
Name: Daniel de Liege
Title: President

Dated: November 19, 2015